Exhibit 99.1

Owens & Minor to Present at Upcoming Investor Conferences on December 2, 2025

RICHMOND, VA — December 2, 2025 — Owens & Minor, Inc. (NYSE: OMI) announced today that members of its management team are scheduled to participate in two upcoming investor conferences.

Citi 2025 Global Healthcare Conference

On Tuesday, December 2, 2025, Ed Pesicka, the Company’s President and Chief Executive Officer, and Will Parrish, the Company’s Vice President of Strategy, Corporate Development, & Investor Relations, are scheduled to participate in a fireside chat at 2:30 P.M. ET and host one-on-one investor meetings at the conference in Miami, Florida.

Please visit the “Events & Presentations” section of the “Investor Relations” page on the Owens & Minor website available at https://investors.owens-minor.com at least 10 minutes in advance to register for the live webcast of the discussion. A replay of the webcast can be accessed following the presentation at the link provided above.

Bank of America Leveraged Finance Conference

On Tuesday, December 2, 2025, Jon Leon, the Company’s Executive Vice President and Chief Financial Officer, and Alex Miller, the Company’s Vice President of Tax & Treasury, are scheduled to host one-on-one investor meetings at the conference in Boca Raton, Florida.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

Source: Owens & Minor, Inc.